UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Aclarion, Inc.

(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

[Company press release issued July 7, 2025]

Aclarion, Inc. Announces Adjournment of Annual Meeting of Stockholders

•	Meeting adjourned to Monday, July 21, 2025 at 9:30 a.m. Mountain Time

Broomfield, CO / ACCESSWIRE / July 7, 2025 / Aclarion, Inc. ("Aclarion" or the "Company") (NASDAQ:ACON)(NASDAQ:ACONW), a healthcare technology company that leverages Magnetic Resonance Spectroscopy ("MRS"), artificial intelligence and a proprietary biomarker to optimize clinical treatments for low back and neck pain, today announced that its Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for July 7, 2025 has been adjourned for the purpose of soliciting additional votes with respect to the proposals described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2025.

The Annual Meeting will be reconvened on Monday, July 21, 2025, at 9:30 a.m. Mountain Time, and will continue to be held at the Company’s corporate office at 8181 Arista Place, Suite 100, Broomfield, Colorado 80021.

The record date for determination of stockholders entitled to vote at the reconvened Annual Meeting remains May 9, 2025. Stockholders as of May 9, 2025, the record date for the Annual Meeting, are encouraged to vote as soon as possible.

Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Stockholders can change their vote at any time before the Annual Meeting by returning a signed proxy with a later date or transmitting a subsequent vote over the Internet by 11:59 p.m. Mountain Time on July 20, 2025.

Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held on July 21, 2025. In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on May 13, 2025. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The proxy materials have been made available to shareholders who are entitled to vote at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at sec.gov or the Company’s website https://investors.aclarion.com/sec-filings.

About Aclarion, Inc.

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy ("MRS"), and a proprietary biomarker to optimize clinical treatments. Aclarion's technology addresses the $134.5B U.S. low back and neck pain market. The Company is currently utilizing Artificial Intelligence ("AI") to assist in quality control processes that flag spectroscopy data indicative of a poor MRS study. The Company is also researching the application of AI and machine learning platforms to analyze both the raw spectroscopy data and the post-processed signal to evaluate whether AI platforms can more efficiently and more effectively associate MRS data with clinical outcomes.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" including statements about the Annual Meeting. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations, and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

Investor Contacts:
Kirin M. Smith
PCG Advisory, Inc.
646.823.8656
ksmith@pcgadvisory.com